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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 10, 1998, which appears on page 50 of the 1997 Annual Report to Shareholders of Tribune Company, which is incorporated by reference in Tribune Company's Annual Report on Form 10-K for the year ended December 28, 1997. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 25 of such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Prospectus.


PricewaterhouseCoopers LLP

Chicago, Illinois
October 23, 1998